Exhibit 10.45

DEALER MANAGER AGREEMENT

[ • ], 2014

Goldman, Sachs & Co.

As Dealer Manager

200 West Street

New York, New York 10282-2198

Ladies and Gentlemen:

Alion Science and Technology Corporation, a Delaware corporation (the “Company”), plans to commence an offer to exchange any and all of its outstanding 10.25% unsecured senior notes due 2015 (the “Old Securities”) issued pursuant to an indenture dated February 8, 2007 (such indenture, as amended and supplemented as of the date hereof, the “Old Indenture”) for (i) a combination of (a) new Third-Lien Senior Secured Notes due 2019 (the “New Notes”) and (b) warrants to purchase the Company’s common stock (the “Warrants,” and together with the New Notes and the Guarantors’ (as defined below) guarantees of the New Notes (the “Guarantees”), the “New Securities”) or (ii) cash in an amount not to exceed $20,000,400 (excluding accrued and unpaid interest and the Early Tender Payment), and engage in a related solicitation of consents from holders of Old Securities to certain amendments to the Old Indenture (such exchange offer, tender offer and consent solicitation being collectively referred to herein as the “Exchange Offer”).

The New Securities will be issued upon the terms and subject to the conditions set forth in the Offer Material (as defined herein) which the Company has caused to be prepared and furnished to you on or prior to the date hereof in connection with the Exchange Offer, including (a) the Initial Registration Statement (as defined in Section 5(a)), (b) the Registration Statement (as defined in Section 5(a)), (c) the Preliminary Prospectus (as defined in Section 5(a)), (d) the Prospectus (as defined in 5(a)), (e) the consent and letter of transmittal to be used by holders to exchange the Old Securities for New Securities and grant consents (the “Letter of Transmittal”), and (f) any press releases or newspaper advertisement relating to the Exchange Offer, or any materials hereafter incorporated by reference therein, to be distributed to holders of the Old Securities, and in each case as amended or supplemented from time to time (collectively, the “Offer Material”).

The New Notes will be issued under the terms of an indenture (the “New Indenture”) to be entered into among the Company, the subsidiary guarantors party thereto (the “Guarantors” and, together with the Company, the “Note Parties”) and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”), and [            ], as collateral agent (in such capacity, the “Collateral Agent”).  The Warrants will be issued under the terms of a warrant agreement (the “Warrant Agreement”), to be dated as of the Exchange Date (as defined below), between the Company and Wilmington Trust, National Association, as warrant agent (in such capacity, the “Warrant Agent”).  As used in this agreement, the term “Warrant Shares” shall mean, collectively, the shares of the Company’s common stock issuable upon exercise of the Warrants.  Capitalized terms used and not otherwise defined herein shall have the meaning ascribed to them in the Offer Material.

Concurrently with the consummation of the Exchange Offer on the Exchange Date, the Company intends to consummate several other financing transactions, consisting of (a) the consummation of an offering of units to holders of the Old Securities, in which each unit consists of the same package of New Securities being offered pursuant to the Exchange Offer (the “Unit Offering”), (b) the consummation of the ASOF Cash Funding (as defined in the Offer Material), (c) the consummation of a new senior secured revolving credit facility, (d) the purchase, redemption, defeasance and/or satisfaction and discharge of all of the Company’s outstanding 12% Senior Secured Notes due 2014, and (e) the consummation of a new $300,000,000 first lien term loan credit facility and a new $50,000,000 second lien term loan credit facility and, in each case, the payment of related fees and expenses.  The foregoing are collectively referred to as the “Concurrent Financing Transactions.”

For purposes of this agreement, (i) “Commencement Date” shall refer to the date on which the Exchange Offer is commenced, (ii) “Exchange Date” shall refer to the date on which the Old Securities are exchanged for New Securities pursuant to the Exchange Offer, (iii) “Expiration Date” shall have the meaning set forth in the Offer Material and (iv) “Withdrawal Deadline” shall refer to the date on which the withdrawal rights with respect to the Exchange Offer terminate.

1.                                      Appointment of Dealer Manager

The Company hereby appoints Goldman, Sachs & Co. as dealer manager (the “Dealer Manager” or “you”) in connection with the Exchange Offer and authorizes you to act on its behalf in accordance with this agreement and the terms of the Offer Material, which Offer Material has been prepared by, or with the approval of, the Company, and has been or will be filed with the Securities and Exchange Commission (the “Commission”) pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).  The Company authorizes you and any other securities dealer or any commercial bank or trust company to use the Offer Material in connection with the solicitation of tenders and consents pursuant to the Exchange Offer.  You agree to furnish no written material to holders in connection with the solicitation of tenders and consents pursuant to the Exchange Offer other than the Offer Material.  Any written communication made in connection with or relating to the Exchange Offer in reliance on Rule 165 of the Securities Act, and filed by the Company with the Commission pursuant to Rule 425 under the Securities Act, is referred to herein as “Rule 165 Material.” It is understood that nothing in this agreement nor the nature of your services shall be deemed to create a fiduciary or agency relationship between you and the Note Parties.

The Note Parties acknowledge that you and your affiliates are engaged in a broad range of securities activities and financial services.  In the ordinary course of business, you or your affiliates (i) may at any time hold long or short positions, and may trade or otherwise effect transactions, for your own account or the accounts of customers, in debt or equity securities of the Note Parties, their affiliates or any other company that may be involved in the transactions contemplated hereby and (ii) may at any time be providing or arranging financing and other financial services to companies that may be involved in a competing transaction.

2.                                      Preparation and Mailing of Offer Material

(a)           The Company shall prepare the Offer Material and file such Offer Material with the Commission following its preparation as required by the Securities Act, the Exchange Act and the rules and regulations thereunder.  The Company will not use, file, amend or supplement the Offer Material, or prepare or approve any Rule 165 Material for use in connection with the Exchange Offer, without first submitting copies of such Offer Material or Rule 165 Material to you a reasonable time prior to using, filing, amending or supplementing such Offer Material and giving reasonable consideration to you and your counsel’s comments.  The Company shall advise you, promptly after it receives notice thereof, of the time when any amendment to the Initial Registration Statement or the Registration Statement has been filed or becomes effective or when any supplement to the Preliminary Prospectus or the Prospectus, any amended Preliminary Prospectus or Prospectus or any amended or additional material has been filed and to furnish you with copies thereof.  The Company agrees to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and until the date on which the Exchange Offer expires; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Initial Registration Statement, Registration Statement, Preliminary Prospectus or Prospectus or of any of the Offer Material or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Securities Act, or of the suspension of the qualification of the New Securities for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Offer Material or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Initial Registration Statement, Registration Statement, Preliminary Prospectus or Prospectus or suspending any such qualification, promptly to use its reasonable efforts to prevent the issuance of such stop order and to obtain as soon as possible the withdrawal of such order, if issued.

(b)           The Company shall cause to be delivered to each registered holder of any Old Securities, to each participant in the Depository Trust Company (“DTC”) appearing in the most recent available DTC securities position listing as a holder of Old Securities and to each Non Objecting Beneficial Owner (“NOBO”) appearing in the most recent available NOBO list as an owner of Old Securities (each such registered holder, participant or owner, a “Registered or Beneficial Owner”), as soon as practicable, copies of the Preliminary Prospectus as then amended or supplemented and the Letter of Transmittal, together with other appropriate Offer Material.  Thereafter, to the extent practicable until the expiration or termination of the Exchange Offer, the Company shall use its best efforts to cause copies of such material to be delivered to each person who becomes such a Registered or Beneficial Owner.

(c)           If the delivery of a prospectus is required by the Securities Act or the Exchange Act in connection with the Exchange Offer and if at such time any event will have occurred as a result of which the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or necessary to correct any material statement in any earlier communication with respect to the Exchange Offer, or, if for any other reason it will be necessary at any time to amend or supplement the Prospectus in order to comply with the Securities Act or the Exchange Act, the Company agrees to file with the Commission such amendment, supplement or document and to notify you thereof and to prepare and furnish without charge to you, as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance.

3.                                      Solicitation of Tenders

(a)           You agree to use your commercially reasonable efforts to solicit tenders of Old Securities and consents pursuant to the Exchange Offer in accordance with your customary practice only from holders of Old Securities who are “qualified institutional buyers” or QIBS (as defined in Rule 144A under the Securities Act) or who are non-U.S. persons (within the meaning of Regulations under the Securities Act) outside the United States, provided, that, in each case, such holders also qualify as exempt “institutional investors” under the state securities laws of each jurisdiction.  Neither you nor any of your affiliates, nor any partners, directors, officers, agents, members, employees or controlling persons (if any) of you or any of your affiliates (you and any such party, collectively, “Affiliated Parties”), shall have any liability to any Note Party or any other person for any act or omission on the part of any securities broker or dealer (other than yourself), commercial bank or trust company that solicits tenders and consents, and neither you nor any other Affiliated Party shall have any liability to any Note Party or any person asserting claims on behalf of or in right of any Note Party in connection with or as a result of your engagement or any matter referred to in this agreement except to the extent that such liability results from your own gross negligence, bad faith or willful misconduct in performing the services that are the subject of this agreement.  In soliciting tenders, no securities broker or dealer (other than yourself), commercial bank or trust company shall be deemed to act as your agent or the agent of the Note Parties, and you, as Dealer Manager, shall not be deemed to be the agent of any other securities broker or dealer or of any commercial bank or trust company.

(b)           The Company agrees to furnish to you as many copies as you may reasonably request of the Offer Material in final form for use by you in connection with the Exchange Offer.  Except in accordance with Section 2(c) above, the Note Parties shall not amend or supplement the Offer Material without your consent, which consent shall not be unreasonably withheld.  In the event that (i) the Company uses or permits the use of any such amended Offer Material in connection with the Exchange Offer or files any such amended Offer Material with any federal, state or local governmental or regulatory agency or authority without your prior approval or (ii) if at any time you shall determine that any condition set forth in Section 7 shall not be satisfied, then you (A) shall have a reasonable period of time after discovering or being informed of such event to elect whether to withdraw as Dealer Manager in connection with the Exchange Offer without any liability or penalty to you or any other Affiliated Party, (B) shall be entitled promptly to receive the payment of all fees and expenses payable to you under this agreement which have accrued and become payable on or prior to the date of such withdrawal and (C) shall continue to be entitled to the indemnification and contribution provisions contained in Section 8.

(c)           The Company agrees to advise you promptly of (i) the occurrence of any event or discovery of any fact that would reasonably be expected to cause or which causes the Company to withdraw, rescind, terminate or modify the Exchange Offer, (ii) the occurrence of any event, or the discovery of any fact, the occurrence or existence of which would reasonably be expected to require the making of any change in the Offer Material or Rule 165 Material or would reasonably be expected to cause a representation or warranty contained in this agreement to be untrue or inaccurate in any material respect, provided, that the Company shall only be required to make such advisements with respect to this clause (ii) prior to the consummation of the Exchange Offer, (iii) any requirement to modify, amend or supplement any of the Offer Material or Rule 165 Material, (iv) the issuance of any comments or order or the taking of any other action by the Commission any other securities commission or other similar authority or any administrative or judicial tribunal or other governmental agency or instrumentality concerning the Exchange Offer (and, if in writing, the Company will furnish you a copy thereof) and (v) any other information relating to the Exchange Offer which you may from time to time reasonably request.

(d)           The Company represents and agrees that it has not made and will not make any written communications in connection with or related to the Exchange Offer that could constitute a “prospectus” for the purposes of Section 5(b)(1) of the Securities Act except Rule 165 Material and to provide you with a copy of all Rule 165 Material promptly after filing of the same with the Commission.

(e)           The Company has filed and will continue to file with the Commission pursuant to Rule 425 of the Securities Act all written communications made by the Company in connection  with or relating to the Exchange Offer required to be filed on the date of their first use.

(f)            The Note Parties will not use or publish any material in connection with the Exchange Offer, or refer to you in any such material, without your consent, which consent shall not be unreasonably withheld.  The Company will promptly inform you of any material developments in connection with the Exchange Offer, including, any litigation or administrative action or claim with respect to the Exchange Offer.

(g)           The Company shall provide you, to the extent the same is available to the Company, cards or lists or copies thereof showing the names and addresses of, and principal amount of Old Securities held by, the Registered or Beneficial Owners of Old Securities as of a recent date, and shall use its commercially reasonable efforts to advise you from day to day during the period of the Exchange Offer as to any changes in identity of the Registered or Beneficial Owners of Old Securities.  You agree to use such information only in connection with the Exchange Offer and not to furnish such information to any other person except in connection with the Exchange Offer.

(h)           The Company shall arrange for Global Bondholder Services Corporation to serve as information agent and exchange agent (in such capacities, the “Exchange Agent”) in connection with the Exchange Offer and, as such, to advise you in writing during each Business Day during the Exchange Offer as to the principal amount of Old Securities which have been tendered pursuant to the Exchange Offer during the interval since its previous daily report to you and as to such other matters relating to the Exchange Offer as you may reasonably request.

(i)            Each Note Party agrees not to take, directly or indirectly, any action that is designed to cause or result, or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of any Note Party or its subsidiaries in connection with the Exchange Offer.

(j)            Prior to the issuance of the New Securities, the Company agrees to use its commercially reasonable efforts to obtain the registration or qualification of the New Securities under the securities or Blue Sky laws of such jurisdictions as may be required for the consummation of the Exchange Offer.  The Company will promptly advise you of the receipt by the Note Parties of any notification with respect to the suspension of the qualification or exemption of the New Securities for delivery in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(k)           The Company will cause all the Old Securities accepted in the Exchange Offer to be cancelled and retired upon their delivery to the Company.  The Company will cooperate with you and use its best efforts to permit the New Securities to be eligible for clearance and settlement through DTC.

(l)            You may, with the prior written consent of the Company, which consent shall not be unreasonably withheld, and at your own expense, at any time on or after the Commencement Date, place an announcement in any newspapers and periodicals as you may choose, stating that Goldman, Sachs & Co. is acting as Dealer Manager in connection with the Exchange Offer.

4.                                      Compensation and Expenses

(a)           The Company agrees to pay to you, as compensation for your services as Dealer Manager, without duplication, the Other Debt Modification Fee set forth in that certain engagement letter dated January 21, 2013 between you and the Company (the “Engagement Letter”), which fee will equal, for the avoidance of doubt, $17.50 for each $1,000 principal amount of Old Securities tendered and accepted pursuant to the Exchange Offer.  Such fee shall be payable in cash on the Exchange Date.

(b)           Whether or not any Old Securities are tendered pursuant to the Exchange Offer, the Company agrees to pay all reasonable and documented fees and expenses incurred in connection with the Exchange Offer, including, without limitation, (i) the fees, disbursements and expenses of each of the Company’s counsel and the Company’s accountants and the Exchange Agent, all other expenses in connection with the preparation, printing, reproduction, publishing and filing of the Offer Material and/or Rule 165 Material and any amendments and supplements thereto and all expenses to reimburse securities dealers (including yourself), commercial banks, trust companies and nominees for their customary mailing and handling expenses incurred in forwarding the Offer Material to their customers; (ii) the cost of printing or producing this agreement, the Supplemental Indenture (as defined below), the New Indenture, the Warrant Agreement, the Blue Sky memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the New Securities; (iii) all documented expenses in connection with the qualification of the New Securities for offering, sale and delivery under state securities laws, including the fees and disbursements of counsel for Dealer Manager in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the New Securities; (v) the cost of preparing the New Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Supplemental Indenture, the New Indenture, the Warrant Agreement and the New Securities; (vii) all advertising charges; (viii) any applicable transfer taxes payable in connection with the Exchange Offer; and (ix) all other reasonable expenses in connection with the Exchange Offer and all reasonable and documented out-of-pocket expenses incurred by you in connection with your services under this agreement, including, without limitation, the reasonable fees and disbursements of your counsel.

5.                                      Representations and Warranties by the Note Parties

Each of the Note Parties jointly and severally represents and warrants to, and agrees, that:

(a)           A registration statement on Form S-1 (the “Initial Registration Statement”) in respect of the offering of the New Securities has been filed with the Commission; the Initial Registration Statement and any amendment thereto, each in the form heretofore delivered to you, and, including exhibits thereto have been filed with the Commission in such form (any preliminary prospectus (i) included in the Initial Registration Statement and sent by the Company to holders of the Old Securities or (ii) filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act, is herein called a “Preliminary Prospectus”); no other document with respect to such registration statement has heretofore been filed by the Company with the Commission; no stop order suspending the effectiveness of the Initial Registration Statement has been issued and no proceedings for that purpose are pending or, to the knowledge of the Company, contemplated by the Commission; no stop order suspending the offer, issuance, delivery or exchange of the Old Securities pursuant to the Exchange Offer has been issued and no proceedings for that purpose are pending or, to the knowledge of the Company, are contemplated, and any request of the Commission for additional information (to be included in the Initial Registration Statement or in the Preliminary Prospectus or otherwise) has been complied with or otherwise satisfied; the various parts of the Initial Registration Statement, including all exhibits, annexes and schedules thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 2(a) hereof, as amended at the time such part of the registration statement became effective, is herein collectively called the “Registration Statement”; and such final prospectus, in the form included in the Registration Statement at the time it became effective or first filed pursuant to Rule 424(b) under the Securities Act, is hereinafter called the “Prospectus”.

(b)           The Offer Material has been prepared in connection with the Exchange Offer.  As of the date of this agreement, the Offer Material comply, and as of the Withdrawal Deadline, the Expiration Date and the Exchange Date, in each case, as amended or supplemented as of such date, the Offer Material will comply in all material respects with all applicable requirements of the federal securities laws and with all applicable rules or regulations of the Commission; and as of the date of this agreement, the Offer Material do not, and as of the Withdrawal Deadline, the Expiration Date and the Exchange Date, in each case, as amended or supplemented as of such date, the Offer Material will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Dealer Manager expressly for use therein, it being understood that the only information so furnished is the name of the Dealer Manager on the front cover of the Preliminary Prospectus and the name, address and contact information of the Dealer Manager on the back cover of the Preliminary Prospectus (the “Dealer Manager Information”).

(c)           The Rule 165 Material (as amended or supplemented, if amended and supplemented) when filed with the Commission complied or will comply in all material respects with the applicable requirements of the Securities Act and with all applicable rules or regulations of the Commission and any Other Agency, including applicable Blue Sky laws or similar securities laws; and none of the Rule 165 Material, when taken together with the Prospectus as then amended or supplemented, contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they are made, not misleading.

(d)           The Company and its subsidiaries, taken as a whole, have not sustained since the date of the latest audited financial statements included in the Offer Material any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offer Material; and, since the date of the latest audited financial statements included in the Offer Material, there has not been any change in the capital stock (other than issuances and redemptions pursuant to the Amended and Restated Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan, dated as of October 1, 2011, First Amendment to Amended and Restated Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan, dated as of October 1, 2013, Second Amendment to Amended and Restated Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan, dated as of September 27, 2013, the Alion Science and Technology Corporation Employee Ownership, Savings and Investment Trust, dated as of June 4, 2002, and First Amendment to the Alion Science and Technology Corporation Employee Ownership, Savings and Investment Trust, dated August 26, 2008 (collectively, the “ESOP Plan Documents”)) or the long-term debt of the Company and its subsidiaries, taken as a whole, or any material adverse change, or any development that would reasonably be expected to result in any material adverse change to the condition (financial or otherwise), results of operations, stockholders’ equity, business or properties of the Company and its subsidiaries, taken as a whole (any such change, a “Material Adverse Effect”), other than as described in the Offer Material.

(e)           The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Offer Material or such as do not affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and its subsidiaries or would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases (subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and to limitations of public policy (collectively, the “Enforceability Limitations”)), with such exceptions as do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries and would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(f)            Each of the Note Parties is duly incorporated or formed and is validly existing as a corporation or other entity, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation, with corporate power and authority to own its properties and conduct its business as described in the Offer Material, and is qualified or registered to do business and is in good standing under the laws of each jurisdiction set forth opposite such entity’s name on Schedule I hereto, which are the jurisdictions in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except to the extent that failure to do so would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(g)           The Company has an authorized capitalization as set forth in the Offer Material, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (other than as described in the Offer Material).  Other than as described in the Offer Material, there is no existing option, warrant, call, right, commitment or other agreement to which any Note Party is a party requiring, and there is no membership interest or other equity interests of any Note Party outstanding which upon conversion or exchange would require, the issuance by any Note Party of any additional membership interests or other equity interests of any Note Party or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other equity interests of any Note Party, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(h)           Each Note Party has the corporate power and authority and has duly taken all necessary corporate action to authorize the making and consummation of the Exchange Offer (including any related borrowings or other provisions for the payment for Old Securities by the Company), the execution and delivery of the supplemental indenture enacting the proposed amendments described in the Offer Material (the “Supplemental Indenture”) and the

performance of the Old Indenture as supplemented thereby, the execution, delivery and performance of this agreement and the consummation of the transactions contemplated hereby, including the Concurrent Financing Transactions; the Supplemental Indenture will conform in all material respects to the descriptions thereof in the Prospectus and will be in substantially the form previously delivered to you.

(i)            The New Notes have been duly authorized and, when issued and delivered pursuant to the Exchange Offer, the Unit Offering (if applicable), the ASOF Cash Funding (if applicable) and the New Indenture and assuming due authentication by the Trustee, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company, entitled to the benefits provided by the New Indenture, enforceable against each of the Note Parties in accordance with its terms, subject to the Enforceability Limitations; the New Indenture has been duly authorized and, when executed and delivered by the Note Parties and the Trustee, the New Indenture will constitute a valid and legally binding obligation of each of the Note Parties, enforceable against each of the Note Parties in accordance with its terms, subject to the Enforceability Limitations; the New Notes and the New Indenture (including the Guarantees) will conform in all material respects to the descriptions thereof in the Prospectus and will be in substantially the form previously delivered to you; the Guarantees have been duly authorized by each of the Guarantors and, when the New Notes have been duly executed, authenticated, issued and delivered as provided in the New Indenture and paid for as provided herein, will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Limitations.

(j)            The Warrants have been duly authorized and, when issued and delivered pursuant to the Exchange Offer, the Unit Offering (if applicable), the ASOF Cash Funding (if applicable) and the Warrant Agreement, and assuming due authentication by the Warrant Agent, will have been duly executed, authenticated, issued and delivered as provided in the Warrant Agreement, will constitute valid and legally binding obligations of the Company, entitled to the benefits provided by the Warrant Agreement, enforceable against the Company in accordance with its terms, subject to the Enforceability Limitations; the Warrant Agreement has been duly authorized and, when executed and delivered by the Company and the Warrant Agent, the Warrant Agreement will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Limitations; and the Warrants and the Warrant Agreement will conform in all material respects to the descriptions thereof in the Prospectus and will be in substantially the form previously delivered to you.

(k)           The Supplemental Indenture has been duly authorized by the Note Parties and, when executed and delivered by the Note Parties and Wilmington Trust Company, as trustee under the Old Indenture, the Supplemental Indenture will constitute a valid and legally binding obligation of each of the Note Parties, enforceable against each of the Note Parties in accordance with its terms, subject to the Enforceability Limitations.

(l)            The Warrant Shares have been duly reserved for issuance in accordance with the terms of the Warrants and Warrant Agreement.  Upon proper exercise of the Warrants, the Warrant Shares will be duly and validly issued, fully paid and non-assessable by the

Company and free from preemptive rights and other similar rights and free from all taxes, liens, security interests adverse claims and charges with respect to the issue thereof; and the Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of common stock, if any, upon exercise of the Warrants.  The Warrant Shares, when issued, will conform in all material respects to the descriptions thereof in the Prospectus and will be in substantially the form previously delivered to you.  The form of certificates for the Warrant Shares conforms to the corporate law of Delaware in all material respects and to all requirements of the Company’s organizational documents.

(m)          Each of the security agreements and/or other documents or instruments evidencing or creating or purporting to create a security instrument related to the New Securities (collectively, the “Security Documents”) have been duly authorized by the Company and each of the Guarantors party thereto, and when executed and delivered in accordance with its terms by the Company and each of the Guarantors party thereto, as applicable, and assuming due authorization, execution and delivery thereof by the other parties thereto, will constitute a valid and binding obligation of the Company and each of the Guarantors, as applicable, enforceable against the Company and each of the Guarantors in accordance with their terms, subject to the Enforceability Limitations, and will create valid security interests in the Collateral.  As of the Exchange Date, all of the representations and warranties of the Company and each of the Guarantors contained in the Security Documents shall be true and correct.  The Security Documents will conform to the descriptions thereof contained in the Prospectus.

(n)           The Security Documents will, as of the Exchange Date, represent the only Security Documents necessary to grant to the Collateral Agent for the benefit of the holders of the New Notes) a valid lien on certain collateral as described in the Prospectus and as will be more fully described in the Security Documents (the “Collateral”), subject to Permitted Collateral Liens and Permitted Liens (each as defined in the Preliminary Prospectus).  On and as of the Exchange Date:

(i)            Upon delivery to the Collateral Agent of any certificates or instruments representing or evidencing the pledged Collateral in accordance with the Security Documents, and, in the case of Collateral not constituting certificated securities or instruments, upon the filing of Uniform Commercial Code (“UCC”) financing statements in the appropriate filing offices and the payment by the Collateral Agent of any filing fees associated therewith, the Collateral Agent will obtain a valid and perfected third priority lien, subject to Permitted Collateral Liens and Permitted Liens, upon and security interest in all right, title and interest in such Collateral for the payment and performance of the Secured Obligations (as defined in the Prospectus) to the extent that a security interest in such Collateral may be perfected by such filings; and

(ii)           Upon the timely filing by the Collateral Agent of (A) financing statements, (B) any filings required with the United States Patent and Trademark Office, (C) any filings required with the United States Copyright Office, and (D) any filings required to record mortgages or fixtures and the payment by the Collateral Agent of any filing fees associated therewith, the security interests granted pursuant to the Security Documents will constitute valid, perfected security interests, subject to Permitted Collateral Liens and Permitted Liens on such Collateral described therein in favor of the Collateral Agent for the ratable benefit of the holders of the New Notes to the extent that a security interest in such Collateral may be perfected by such filings.

(o)           This agreement has been duly authorized, executed and delivered by each Note Party.

(p)           None of the transactions contemplated by this agreement and the Offer Material will violate or result in a violation of Section 7 of the Exchange Act, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System.

(q)           Prior to the date hereof, none of the Company, any of its subsidiaries or any of their respective affiliates has taken any action which is designed to or which has constituted or which might have been reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company or any of its subsidiaries in connection with the Exchange Offer.

(r)            The making and consummation of the Exchange Offer as contemplated in the Prospectus, the issue and sale of the New Securities, the granting of the security interests in favor of the holders of the New Notes, the compliance by each Note Party with all of the provisions of the Old Indenture, the Supplemental Indenture, the Old Securities (including the related guarantees), the New Indenture, the New Securities (including the Guarantees), the Warrant Agreement, the Security Documents and this agreement and the performance of their respective obligations and the consummation of the transactions contemplated hereunder and thereunder, including the Concurrent Financing Transactions, will not (i) conflict with, result in a breach or violation of, or require the approval of stockholders, members or partners or any approval or consent of any persons under, any of the terms or provisions of, or constitute a default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in, any indenture, mortgage, deed of trust, loan agreement, contract, undertaking or other agreement or instrument to which any Note Party is a party or by which any Note Party is bound or to which any of the property or assets of any Note Party is subject, (ii) result in any violation of the terms or provisions of the Certificate of Incorporation or By-laws or other organizational document of any Note Party, (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over any Note Party or any of their respective properties or (iv) result in or require the creation or imposition of any lien upon any of the properties or assets of any Note Party, except, in the case of clauses (i), (iii) or (iv) above, as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the making and consummation of the Exchange Offer as contemplated in the Prospectus, the issue and sale of the New Securities or the performance by the Company and each Guarantor of their respective obligations under the Old Indenture, the Supplemental Indenture, the Old Securities (including the related guarantees), the New Indenture, the New Securities (including the Guarantees), the Warrant Agreement, the Security Documents and this agreement, as applicable, including the consummation of the transactions contemplated hereunder and thereunder, including the Concurrent Financing Transactions, except (1) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the New Securities pursuant to the Exchange Offer, (2) such as have been obtained and made under the Securities Act, and (3) as of the date hereof only, those required to be obtained or made under federal securities laws subsequent to the commencement of the Exchange Offer.

(s)            None of the Note Parties is (i) in violation of its Certificate of Incorporation or By-laws or other organizational document, (ii) in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, contract, undertaking or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, or (iii) in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets, except in the case of clause (ii) and (iii) above for any such default that would not reasonably be expected to have a Material Adverse Effect.

(t)            The statements set forth in the Offer Material under the captions “General Terms of the Exchange Offer and the Consent Solicitation”, “Description of Support Agreement”, “Description of Unit Offering”, “Description of Other Indebtedness”, “Description of Third-Lien Notes”, “Description of Warrants”, “Description of Units”, “Description of Series A Preferred Stock”, “Description of Stockholders’ Agreement” and “Certain U.S. Federal Income Tax Considerations,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and fair in all material respects.

(u)           Other than as set forth in the Offer Material, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to any such entity, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and, to the Company’s knowledge, other than as set forth in the Offer Material, no such proceedings are threatened by governmental authorities or threatened by others.

(v)           None of the Company or any of its subsidiaries is, and after giving effect to the transactions as set forth in the Offer Material, including the issuance and delivery of the New Securities and the Concurrent Financing Transactions, will be required to be registered as an “investment company,” as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”).

(w)          Other than as set forth in the Offer Material, there are no persons with registration or other similar rights to have any equity or debt securities of the Company or any Affiliate registered for sale under a registration statement, except for rights as have been duly waived.

(x)           Each of the Company and its subsidiaries (i) makes and keeps accurate books and records and (ii) maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies, with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States (“GAAP”), including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(y)           Since the date of the most recent audited financial statements of the Company included in the Offer Material, (i) the Company has not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company or any of its subsidiaries to record, process, summarize and report financial data or any material weaknesses in internal controls, or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and its subsidiaries; and (ii) there have been no significant changes in internal controls or in other factors that could reasonably be expected to significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(z)           The consolidated financial statements and the related notes thereto of the Company and its subsidiaries included in the Offer Material were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Company and its subsidiaries as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the Company and its subsidiaries for each of the periods then ended, subject, in the case of any such unaudited interim financial statements, to changes resulting from audit and normal year-end adjustments; and the other financial information regarding the Company and its subsidiaries included in the Offer Material has been derived from the accounting records of the Company and its subsidiaries and presents fairly in all material respects the information shown thereby as of the dates indicated.

(aa)         Deloitte & Touche LLP, which has audited certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm as required by the Securities Act and the rules and regulations of the Commission thereunder.

(bb)         The Company and each of its subsidiaries possess all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and have made all declarations and filings with, all federal, state and other governmental authorities, presently required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as set forth in the Offer Material (“Permits”), except where the failure to possess, make or obtain such Permits (by possession, declaration or filing) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company and each of its subsidiaries have fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect.  Neither the Company, nor any of its subsidiaries has received notice of any revocation or modification of any such Permits and, to the Company’s knowledge, all material Permits will be renewed in the ordinary course.

(cc)         Except as described in the Offer Material, (i) there are no proceedings that are pending, or known to be contemplated, against the Company or any of its subsidiaries or any Guarantors under any laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or to use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (ii) the Company, the Guarantors and their respective subsidiaries are not aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, and (iii) none of the Company, the Guarantors and their respective subsidiaries anticipates material capital expenditures relating to Environmental Laws.

(dd)         There is no strike or labor dispute, slowdown or work stoppage with the employees of the Company or any of its subsidiaries which is pending or, to the knowledge of the Company, threatened, except as would not reasonably be expected to have a Material Adverse Effect.

(ee)         Neither the Company nor any of its subsidiaries is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, the violation of any of which could reasonably be expected to have a Material Adverse Effect.

(ff)          Each of the Company and its subsidiaries carries insurance (including self-insurance, if any) in such amounts and covering such risks as in its reasonable determination is adequate for the conduct of its business and the value of its properties, except where the failure to carry such insurance would not reasonably be expected to have a Material Adverse Effect.

(gg)         Neither the Company nor any of its subsidiaries nor any entity that, together with the Company or any of its subsidiaries, would be deemed a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”), or Section 4001(b) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (an “ERISA Affiliate”), has incurred, or could reasonably be expected to incur (i) any liability, whether absolute or contingent, for any failure to meet the minimum funding standard pursuant to Section 412 or 430 of the Code or Section 302 or 303 of

ERISA, (ii) any “reportable event” (within the meaning of Section 4043 of ERISA, or (iii) any complete or partial withdrawal liability, in each case, with respect to any pension, profit sharing or other plan which is subject to ERISA, to which the Company or any of its subsidiaries or any ERISA Affiliate makes or, within the past five years, has made or been obligated to make a contribution (the “Plans”).  Neither the Company nor any of its subsidiaries has engaged in any prohibited transaction with respect to any Plan, in each case, which would, individually or when taken together with any other liabilities referenced in this Section 5(gg), reasonably be expected to have a Material Adverse Effect.  The present value of the aggregate benefit liabilities under each Plan subject to Title IV of ERISA (other than any multiemployer plan) that is sponsored, maintained or contributed to by the Company, any of its subsidiaries or any of their ERISA Affiliates (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such plan), did not exceed the aggregate current fair market value of the assets of such Plan by an amount that, if required to be paid by the Company, would, individually or when taken together with any other liabilities referenced in this Section 5(gg), reasonably be expected to have a Material Adverse Effect.  With respect to the Plans, each of the Company and each of its subsidiaries is in compliance in all respects with all applicable provisions of the Code and ERISA and the regulations and published interpretations thereunder, except where the failure to so comply would not, individually or when taken together with any other liabilities referenced in this Section 5(gg), reasonably be expected to have a Material Adverse Effect.

(hh)         The Company and each of its subsidiaries owns, or has the legal right to use, all domestic and foreign patents, patent applications, trademarks, trademark applications, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, trade secrets, other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, know-how, software, technology, processes and other intellectual property (collectively “Intellectual Property”) that is necessary for, used or held for use in, or otherwise exploited in connection with the conduct of its respective business as currently conducted, except for those the failure to own or have such legal right to use would not be reasonably expected to have a Material Adverse Effect or as disclosed in the Offer Material.  Except as disclosed in the Offer Material, (i) no action, suit, claim, or other proceeding is pending, or to the Company’s knowledge, is threatened, alleging that the Company or any of its subsidiaries is infringing, misappropriating, diluting, or otherwise violating the Intellectual Property of any third party in any material respect, (ii) neither the Company nor any of its subsidiaries has received notice from any of its licensees or customers requesting or demanding that the Company or any of its subsidiaries indemnify or defend such licensee or customer in connection with any claim that such licensee or customer is infringing, misappropriating, diluting, or otherwise violating the Intellectual property of any third party in any material respect, (iii) to the Company’s knowledge, no third party is infringing, misappropriating, diluting, or otherwise violating the Company’s Intellectual Property in any material respect, (iv) no action, suit, claim, or other proceeding is pending, or to the Company’s knowledge, is threatened, challenging the validity, enforceability, scope, registration, ownership or use of any Intellectual Property of the Company or any of its subsidiaries that is, individually or in the aggregate, material to their business (with the exception of office actions in connection with applications for the registration or issuance of such Intellectual Property), and the Company is unaware of any facts which form a reasonable basis for any such claim, (v) no Intellectual Property owned by the Company or its subsidiaries that is, individually or in the aggregate, material to their business has been abandoned, permitted to lapse, dedicated to the public, or the subject of any asserted termination of transfer or reversion rights, (vi) except as would not reasonably be expected to have a Material Adverse Effect, no Intellectual Property owned by or exclusively licensed to the Company or its subsidiaries is to expire in the next five (5) years, (vii) to the Company’s knowledge, except pursuant to licenses entered into in the ordinary course of business, no third parties have any right, title or interest in any Intellectual Property that is purported to be owned by the Company or its subsidiaries and that is, individually or in the aggregate, material to their business, and (viii) except as would not reasonably be expect to have a Material Adverse Effect, all contracts pursuant to which the Company and its subsidiaries are licensed or otherwise permitted to use or exploit the Intellectual Property of third parties are valid and enforceable, and the Company is not in breach thereof.

(ii)           To the knowledge of the Company, the Company and each of its subsidiaries has timely filed or caused to be timely filed all United States federal and material foreign income tax returns and all other material state, local and other tax returns and reports of the Company and its subsidiaries which are required to be filed and has paid (a) all taxes shown to be due and payable on such returns and (b) all taxes shown to be due and payable in any assessments of which it has received notice made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any governmental authority (other than taxes, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which reserves in conformity with GAAP have been provided on the books of the Company or its subsidiaries, as the case may be).  Except as disclosed in the Offer Material, no tax lien has been filed, and no claim is being asserted, with respect to any such tax, fee or other charge, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(jj)           The Company and each of its subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental authorities, in respect of the conduct of its business and the ownership of its property, except such noncompliance that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(kk)         Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company or any Guarantor, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or the Bribery Act of 2010 of the United Kingdom; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ll)           To the extent applicable, the Company and each of its subsidiaries is in compliance, in all material respects, with (1) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (2) the USA Patriot Act (Title III of Pub.  L.  107-56 (signed into law October 26, 2001)) (the “USA Patriot Act”).

(mm)      The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(nn)         None of Company or any of its subsidiaries, or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S.  Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(oo)         On and immediately after the Exchange Date, the Company will be Solvent.  As used in this agreement, the term “Solvent” means, as of the date of determination, that (a) at fair valuations, the sum of the Company’s debts (including contingent liabilities) is less than all of the Company’s assets, (b) the Company is not engaged or about to engage in a business or transaction for which the remaining assets of the Company are unreasonably small in relation to the business or transaction or for which the property remaining with the Company is an unreasonably small capital, and (c) the Company has not incurred and does not intend to incur, or reasonably believe that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise), and (d) the Company is “solvent” or not “insolvent”, as applicable within the meaning given those terms and similar terms under applicable laws relating to fraudulent transfers and conveyances.  For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

(pp)         The Company has or, upon consummation of the Concurrent Financing Transactions, will have available funds, and is authorized to use such funds under applicable law, to pay the cash consideration, if any, and all related fees and expenses, in connection with the Exchange Offer.

(qq)         The Company agrees to pay promptly, in accordance with the terms and subject to the conditions of the Offer Material, any such cash consideration and all related fees and expenses.

(rr)           The Company has made appropriate arrangements with DTC to allow for the book-entry and movement of tendered Old Securities and issued and delivered New Securities.

(ss)          During the past five (5) years, no payment has been made by the Company or any of its subsidiaries, or by any person authorized to act on their behalf, to any person in connection with any contract with the United States, any agency, department or body thereof, or any state or local entity (the “Government”), or with any prime contractor or upper-tier subcontractor relating to a program where the Government is a party (“Government Contracts”) in violation of applicable procurement laws or regulations or in violation of (or requiring disclosure pursuant to) the Foreign Corrupt Practices Act or other laws.

(tt)           The Company’s and its subsidiaries’ cost account and procurement systems with respect to Government Contracts are in compliance in all material respects with all applicable governmental regulations and requirements.

(uu)         With respect to each Government Contract:  (i) the Company and each of its subsidiaries have complied with all material terms and conditions of such Government Contract, including all clauses, provisions and requirements incorporated expressly, by reference or by operation of law therein; (ii) the Company and each of its subsidiaries have complied with all material requirements of applicable laws pertaining to such Government Contract; (iii) all representations and certifications executed, acknowledged or set forth in or pertaining to such Government Contract were complete and correct in all material respects as of their effective date, and the Company and each of its subsidiaries complied in all material respects with all such representations and certifications; (iv) neither the United States Government nor any prime contractor, subcontractor or other person has notified the Company or any subsidiary, either orally or in writing, that the Company or such subsidiary has breached or violated any applicable law, or any material certification, representation, clause, provision or requirement pertaining to such Government Contract; and (v) no termination for convenience, termination for default, cure notice or show cause notice is in effect as of the date hereof pertaining to any Government Contract.

(vv)         (i) Neither the Company nor any subsidiary nor any of their respective directors, officers or employees is (or during the last three (3) years has been) under administrative, civil or criminal investigation, or indictment or audit by any governmental authority with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract (other than routine Defense Contract Audit Agency audits, in which no such irregularities, misstatements or omissions were identified); and (ii) during the last three (3) years, neither the Company nor any subsidiary has conducted or initiated any internal investigation or made a voluntary disclosure to the United States Government, with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract.

(ww)       There exist (i) no outstanding claims against the Company or any subsidiary, either by the United States Government or by any prime contractor, subcontractor, vendor or other third party, arising under or relating to any Government Contract; and (ii) no disputes between the Company or any subsidiary and the United States Government under the

Contract Disputes Act or any other Federal statute or between the Company or any subsidiary and any prime contractor, subcontractor or vendor arising under or relating to any Government Contract.

(xx)         Neither the Company nor any subsidiary nor, to the Company’s knowledge, any of its or the subsidiary’s directors, officers or employees is (or during the last three (3) years has been) suspended or debarred from doing business with the United States Government or is (or during such period was) the subject of a finding of nonresponsibility or ineligibility for United States Government contracting.

(yy)         There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company threatened against the Company or any of its subsidiaries that either individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect with respect to any Government Contract.

(zz)         Except for existing debt agreements that will be discharged at the consummation of the Exchange Offer and the Concurrent Financing Transactions, no subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in the Offer Material.

(aaa)      The statistical and market-related data included in the Offer Material and the consolidated financial statements of the Company and its subsidiaries included in the Offer Material are based on or derived from sources that, to the Company’s knowledge, are reliable in all material respects.

(bbb)      Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this agreement) that could give rise to a valid claim against any of them or the Dealer Manager for a brokerage commission, finder’s fee or like payment in connection with the Exchange Offer.

(ccc)       Except as described in the Offer Material, neither the Company nor any of its subsidiaries has any responsibility or obligation to pay or have paid on its behalf any material commission, royalty or similar payment to any person with respect to their property rights as of the date of this agreement.

6.                                      Conditions of Obligation

Your obligation to act as Dealer Manager hereunder shall at all times be subject, in your discretion, to the conditions that:

(a)           All representations, warranties and other statements of each Note Party herein are, at all times during the Exchange Offer, true and correct in all material respects.

(b)           Each Note Party at all times during the Exchange Offer shall have performed all of its obligations hereunder theretofore required to be performed.

(c)           The Prospectus will have been either (i) filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act or (ii) included in the Registration Statement; no stop order suspending the effectiveness of the Registration Statement or any part thereof will have been issued and no proceeding for that purpose will have been initiated or, to the knowledge of the Company, threatened by the Commission; and all requests for additional information on the part of the Commission will have been complied with to your reasonable satisfaction.

(d)           Latham & Watkins LLP, counsel to Dealer Manager, shall have furnished to you, as Dealer Manager, on the Exchange Date, the opinions of counsel with respect to such matters as you may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(e)           (i) Holland & Knight, special counsel to the Company, shall have furnished to you on (A) the Commencement Date, the opinions to the effect set forth in Exhibit A-1 and (B) the Exchange Date, the opinions and negative assurance letter to the effect set forth in Exhibit A-2 and (ii) Kevin Boyle, Senior Vice President, General Counsel and Secretary of the Company and Guarantors, shall have furnished to you on the Exchange Date, the opinions to the effect set forth in Exhibit B.

(f)            On the Commencement Date, the Withdrawal Deadline, the Expiration Date and the Exchange Date, Deloitte & Touche LLP, independent public accountants, shall have furnished to you a customary accountants’ letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you.

(g)           (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Offer Material any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offer Material, and (ii) since the date as of which information is given in the Offer Material there shall not have been any change in the capital stock or the long-term debt of the Company and its subsidiaries, taken as a whole, or any Material Adverse Effect, or any development that would reasonably be expected to have a Material Adverse Effect, otherwise than as set forth or contemplated in the Offer Material, the effect of which, in any such case described in clause (i) or (ii), is in Dealer Manager’s judgment so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the New Securities on the terms and in the manner contemplated in this agreement and in the Offer Material.

(h)           On or after the Commencement Date, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or The NASDAQ Global Select Market; (ii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (iv) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iii) or (iv) in Dealer Manager’s judgment makes it impracticable or inadvisable to proceed with the offering or the delivery of the New Securities on the terms and in the manner contemplated in the Offer Material.

(i)            As of the Exchange Date, the Dealer Manager shall have received a copy of each Security Document, executed and delivered by all of the parties thereto in form and substance satisfactory to the Dealer Manager.

(j)            As of the Exchange Date, the agreement governing the new secured revolving credit facility shall be in full force and effect, shall conform to the description thereof contained in the Prospectus and shall not have been modified.

(k)           As of the Exchange Date, the agreements governing the first lien term loan credit facility and the second lien term loan credit facility shall be in full force and effect, shall conform to the description thereof contained in the Prospectus and shall not have been modified.

(l)            The Company shall have furnished or caused to be furnished to Dealer Manager on the Exchange Date a certificate of an authorized executive officer of the Company, stating (i) that the representations and warranties of the Company contained in this agreement (A) that are not qualified by a “materiality” qualification shall be true and correct in all material respects as though such representations and warranties had been made on and as of the Exchange Date; and (B) that are qualified by a “materiality” qualification shall be true and correct in all respects as so qualified as though such representations and warranties had been made on and as of the Exchange Date (except to the extent such representations and warranties are, by their terms, made as of a specific date, in which case such representations and warranties shall be true and correct in the manner set forth in the foregoing clauses (A) or (B), as applicable, as of such date), (ii) that the Company has duly performed, in all material respects (to the extent not already so qualified), all obligations required to be performed by it as of such date pursuant to the terms hereof, (iii) that no event specified in subsections (f) and (g) of this Section has occurred, (iv) that the Company and the Guarantors are Solvent and (v) such other matters as Dealer Manager may reasonably request; provided that, for the avoidance of doubt, such certifying officers may state that he/she makes no representation regarding any Dealer Manager Information.

(m)          On the Exchange Date, the Dealer Manager shall have received copies of the fully executed Supplemental Indenture, the New Indenture, and the Warrant Agreement.

(n)           The New Securities shall be eligible for clearance and settlement through DTC.

(o)           The Company shall have delivered all information necessary in order to prepare all financing statements, United States Patent and Trademark Office and Copyright Office filings, fixture filings and all other documents or instruments necessary in order to perfect a security interest in the Collateral.

(p)           No stop order, restraining order or injunction shall have been issued (and not subsequently stayed or vacated) by, and no proceeding, litigation or investigation shall have been initiated by or before, any agency, court or other governmental body with respect to the making or the consummation of the Exchange Offer, which you believe makes it inadvisable for you to continue to render services as a Dealer Manager hereunder.

(q)           You shall have received such other documents that you or your counsel reasonably request dated the Commencement Date or any date subsequent thereto.

7.                                      Indemnity and Survival of Certain Provisions

(a)           The Note Parties, jointly and severally, agree (i) to indemnify and hold harmless you and any other Affiliated Party and any entity or person controlling (within the meaning of Section 20(a) of the Exchange Act) you and any other Affiliated Party (collectively, the “Indemnified Person”), from and against any and all losses, damages, liabilities or claims (or actions in respect thereof) (“Losses”) whatsoever to which the Indemnified Person may become subject, under the Act, the Exchange Act or otherwise, insofar as such Losses arise out of or are based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Offer Material, any Rule 165 Material or any of the documents referred to therein or in any amendment or supplement to any of the foregoing, or that arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (other than the Dealer Manager Information), (B) any breach by the Company of any representation or warranty or failure by the Company to comply with any obligation set forth herein or (C) a withdrawal, rescission, termination or modification of or a failure to make or consummate the Exchange Offer or the transactions contemplated thereby; and (ii) to indemnify and hold Dealer Manager harmless against any and all other Losses that otherwise arise out of or are based upon or asserted against you by any person, including stockholders of the Company, in connection with or as a result of you acting as Dealer Manager in connection with the Exchange Offer or that arise in connection with any other matter referred to in this agreement except to the extent that any such Losses referred to in this clause (ii) have been finally judicially determined to have resulted from the gross negligence, bad faith or willful misconduct of Dealer Manager in performing the services that are the subject of this agreement (other than any Losses arising out of or resulting from actions performed or omitted to be performed at the request of, with the consent of, or in conformity with actions taken or omitted to be taken by the Company).  In the event that you or any other Affiliated Party become involved in any capacity in any action, proceeding or investigation brought by or against any person, including stockholders of the Company, in connection with any matter referred to in this agreement, the Note Parties, jointly and severally, agree periodically to reimburse you and any other Affiliated Party for its reasonable and documented legal and other expenses (including, but not limited to, any and all reasonable and documented expenses incurred in investigating, preparing or defending against any litigation or proceeding, commenced or threatened, or any claims whatsoever whether or not resulting in liability) incurred in connection therewith.  The Note Parties agree that none of you nor the other Affiliated Parties shall have any liability to the Note Parties or any person asserting claims on behalf of or in right of the Note Parties for or in connection with any matter referred to in this agreement except to the extent that any Loss incurred by the Note Parties have been finally judicially determined to have resulted from the gross negligence, bad faith or willful misconduct of Dealer Manager in performing the services that are the subject of this agreement.

(b)           Promptly after receipt by Dealer Manager or any of the other Affiliated Parties of notice of any action, claim, suit, litigation, proceeding or investigation (“Proceeding”), Dealer Manager shall, if a claim in respect thereof is to be made against a Note Party under subsection (a) of this Section 7, notify the Company in writing of such involvement, but the failure so to notify the Company shall not relieve it from any liability that it may otherwise have to Dealer Manager under subsection (a) of this Section 7 except to the extent that the Company suffers actual prejudice as a result of such failure, and in no event shall such failure relieve the Note Parties from any obligation to provide reimbursement and contribution to Dealer Manager.  Upon receiving such notice, the Company will be entitled to participate in any such Proceeding and to assume at its sole expense the defense thereof, with counsel reasonably satisfactory to such Affiliated Party, and, after notice from the Company to such Affiliated Party of its election to assume the defense thereof, the Affiliated Party shall have the right to participate in such Proceeding and to retain its own counsel, but the Company shall not be liable to such Affiliated Party for legal expenses of any counsel subsequently incurred by such Affiliated Party in connection with the defense thereof (other than reasonable costs of investigation) unless (i) the Company shall not have employed counsel satisfactory to such Affiliated Party to represent such Affiliated Party within a reasonable time after notice of commencement of the Proceeding, (ii) the Company agrees in writing to pay such fees and expenses, (iii) the Company fails to assume such defense, (iv) outside counsel to the Affiliated Party shall have reasonably concluded that there are legal defenses reasonably likely to be available to the Affiliated Party that are different from or in addition to those available to the Company or (v) the named parties in any such Proceeding (including any impleaded parties) include both the Company and the Affiliated Party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicting interests between them; it being understood, however, that the Company shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all Affiliated Parties, which firm shall be designated in writing by the Dealer Manager.

(c)           The Company shall not, without your prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any Proceeding in respect of which indemnification may be sought hereunder (whether or not any Affiliated Party is an actual or potential party thereto) unless such settlement, compromise, consent or termination (i) includes an unconditional release of each Affiliated Party from any liabilities arising out of such Proceeding and (ii) does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of, an Affiliated Party.  The Company will not be liable under subsection (a) of this Section 7 in connection with any settlement, compromise or consent to the entry of judgment entered into by an Affiliated Party with respect to any Proceeding without the Company’s prior written consent, such consent not to be unreasonably withheld.

(d)           If for any reason the indemnification provided for in subsection (a) of this Section 7 is unavailable or insufficient to hold Dealer Manager harmless, then the Note Parties shall contribute to the amount paid or payable by Dealer Manager as a result of such Loss referred to therein in such proportion as is appropriate to reflect the relative benefits of the Note Parties and their stockholders on the one hand and Dealer Manager on the other hand in the matters contemplated by this agreement as well as the relative fault of the Note Parties and Dealer Manager with respect to such Loss and any other relevant equitable considerations.  The relative benefits of the Note Parties and their stockholders on the one hand and Dealer Manager on the other hand in the matters contemplated by this agreement shall be deemed to be in the same proportion as the maximum aggregate value of the Old Securities exchanged for New Securities pursuant to the Exchange Offer bears to the maximum aggregate fee proposed to be paid to you pursuant to Section 4(a) of this agreement as a result of such Exchange of Old Securities.  The relative fault of the Note Parties and Dealer Manager shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by, or relating to, the Note Parties and their affiliates or Dealer Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Note Parties and Dealer Manager agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this subsection (d).

(e)           The agreements contained in Section 4 and in this Section 7 and the representations and warranties of the Note Parties set forth in Section 5 hereof shall survive any termination or cancellation of this agreement, any completion of the engagement provided by this agreement, any investigation made by or on behalf of you, any of your officers or partners or any person controlling you, any termination or expiration of the Exchange Offer and any exchange of Old Securities for New Securities, whether pursuant to the Exchange Offer or otherwise.

(f)            The reimbursement, indemnity and contribution obligations of the Note Parties under this Section 7 shall be in addition to any liability that the Note Parties may otherwise have, shall extend upon the same terms and conditions to the Affiliated Parties, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Note Parties and the Affiliated Parties.  Prior to entering into any agreement or arrangement with respect to, or effecting, any proposed sale, exchange, dividend or other distribution or liquidation of all or a significant portion of its assets in one or a series of transactions or any significant recapitalization or reclassification of its outstanding securities that does not directly or indirectly provide for the assumption of the obligations of the Note Parties set forth in this Section 7, the Company will notify you in writing thereof (if not previously so notified) and, if requested by you, shall arrange in connection therewith alternative means of providing for the obligations of the Note Parties set forth in this Section 7, including the assumption of such obligations by another party, insurance, surety bond or the creation of an escrow, in each case in an amount and upon terms and conditions reasonably satisfactory to you.

(g)           Notwithstanding anything to the contrary above (other than with respect to uncovered losses), in no event shall Dealer Manager be responsible under this Section for any amounts in excess of the amount of the compensation actually paid by the Company to Dealer Manager in connection with the engagement (exclusive of amounts paid for reimbursement of expenses under this agreement).

8.                                      Miscellaneous

(a)           This agreement is made solely for the benefit of you, the Note Parties, the other Affiliated Parties, and their respective successors, assigns, and legal representatives, and no other person shall acquire or have any right under or by virtue of this agreement.

(b)           In the event that any provision hereof shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provision hereof, which shall remain in full force and effect.

(c)           Except as otherwise expressly provided in this agreement, whenever notice is required by the provisions of this agreement to be given to (i) the Note Parties, such notice shall be in writing addressed to the Company at 1750 Tysons Boulevard, Suite 1300, Mclean, Virginia 22101, facsimile number (703) 734-6901, Attention: General Counsel; and (ii) such notice shall be in writing addressed to you, Goldman, Sachs & Co., at 200 West Street, New York, New York 10282-2198, facsimile number (212) 902-9316, Attention: Registration Department.

(d)           This agreement contains the entire understanding of the parties with respect to your acting as Dealer Manager for the Exchange Offer, superseding any prior agreements with respect thereto and may not be modified or amended except in writing executed by the parties hereto.  This agreement may be executed in any number of separate counterparts, each of which shall be an original, but all such counterparts shall together constitute one and the same agreement.

(e)           THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK.  Any right to trial by jury with respect to any action or proceeding arising in connection with or as a result of either your engagement or any matter referred to in this agreement is hereby waived by the parties hereto.  The Note Parties agree that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the United States District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

(f)            You do not provide accounting, tax or legal advice.  The Note Parties are authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any United States federal income tax benefits expected to be claimed with respect to such transaction, without you imposing any limitation of any kind.

In accordance with the requirements of the USA Patriot Act, Dealer Manager is required to obtain, verify and record information that identifies its respective clients, including the Company, which information may include the name and address of its respective clients, as well as other information that will allow Dealer Manager to properly identify its respective clients.

9.                                      Termination

This agreement shall terminate upon the earliest to occur of (a) the consummation or the termination, withdrawal or cancellation of the Exchange Offer by the Company, (b) the withdrawal by the Dealer Manager in accordance with the terms of this agreement, and (c) the date that is one year from the date hereof; provided, that Sections 4, 5, 7, 8 and 9 hereof shall survive the termination of this agreement.

[Signature pages follow.]

Please sign and return to us a duplicate of this letter, whereupon it will become a binding agreement.

Very truly yours,

ALION SCIENCE AND TECHNOLOGY CORPORATION

By:
Name:
Title:

ALION — METI CORPORATION

By:
Name:
Title:

ALION — CATI CORPORATION

By:
Name:
Title:

ALION — JJMA CORPORATION

By:
Name:
Title:

ALION — BMH CORPORATION

By:
Name:
Title:

WASHINGTON CONSULTING, INC.

By:
Name:
Title:

ALION — IPS CORPORATION

By:
Name:
Title:

WASHINGTON CONSULTING GOVERNMENT SERVICES, INC.

By:
Name:
Title:

ALION INTERNATIONAL CORPORATION

By:
Name:
Title:

The undersigned hereby confirms that the foregoing letter, as of the date thereof, correctly sets forth the agreement among the Company, the Guarantors and the undersigned.

Goldman, Sachs & Co.

By:
Name:
Title:

Exhibit A-1

Form of Commencement Date Opinions of Holland & Knight

Exhibit A-2

Form of the Exchange Date Opinions and Negative Assurance Letter of Holland & Knight

Exhibit B

Form of Opinions of General Counsel

Schedule I

NOTE PARTY	JURISDICTION OF QUALIFICATION
Alion Science and Technology Corporation	DE, DC, IL, MD, VA
Alion — BMH Corporation	FL, VA
Alion International Corporation	DE
Alion — CATI Corporation	CA
Alion — IPS Corporation	VA
Alion — JJMA Corporation	DC, NY, PA
Alion — METI Corporation	VA
Washington Consulting, Inc.	FL, VA
Washington Consulting Government Services, Inc.	AL, CA, MD, VA